EXHIBIT 10.8

LEASE AMENDMENT NO. 2

This LEASE AMENDMENT NO. 2 (this “Amendment”), dated as of July 31, 2024 is by and between MONTANA RENEWABLES, LLC (“Lessee”) and STONEBRIAR COMMERCIAL FINANCE LLC (“Lessor”).

WHEREAS, Lessee and Lessor have entered into that certain (a) Master Lease Agreement, dated as of December 31, 2021 (the “MLA”); (b) Equipment Schedule No. 2, dated as of August 5, 2022 (the “Hydrocracker Schedule”; the Hydrocracker Schedule incorporating the terms of the MLA, the “Hydrocracker Lease”), (c) Lease Amendment dated as of April 19, 2023 (“Lease Amendment No. 1”), and (d) Equipment Schedule No. 3, dated as of September 29, 2023 (the “Pre-Treater Schedule”; the Pre-Treater Schedule incorporating the terms of the MLA, the “Pre-Treater Lease”; the Pre- Treater Schedule and the Hydrocracker Schedule together, the “Schedules” and the Hydrocracker Lease and Pre-Treater Lease together, the “Leases”);

WHEREAS, Lessee has requested that Lessor amend certain covenants set forth in Section 12 of each Schedule;

and

WHEREAS, Lessor is willing to make such amendments pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the mutual premises herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the applicable Lease.
2.Amendments. Subject to the terms and conditions of this Amendment, as of the date hereof, Lessee and Lessor hereby agree that notwithstanding anything to the contrary in the Leases or any other Lease Documents:
(a).the Hydrocracker Schedule is amended by deleting Section 12(d)(i) therefrom and replacing such section 12(d)(i) in its entirety with the following language: “(i) 4.50 to 1.0 as of the last day of the Fiscal Quarter period ended September 30, 2024;” and
(b).the Pre-Treater Schedule is amended by deleting Section 12(d)(i) therefrom and replacing such section 12(d)(i) in its entirety with the following language: “(i) 4.50 to 1.0 as of the last day of the Fiscal Quarter period ended September 30, 2024;”.
3.No Other Changes. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the MLA, the Leases or any other Lease Document, or a waiver of any other terms or provisions thereof, each of which shall continue in full force and effect, in each case as amended hereby.
4.Obligations Absolute; No Waiver. Nothing in this Amendment or otherwise shall serve to modify the absolute nature of Lessee’s obligations under the Lease Documents, shall be deemed to be a waiver of any rights of Lessor under the Lease Documents or shall establish a course of dealing or performance that would in any way modify the express terms of the Lease Documents.
5.Representations & Warranties. To induce Lessor to enter into this Amendment, Lessee represents and warrants to Lessor that, in each case, immediately after giving effect to each of the modifications set forth in this Amendment: (a) the representations and warranties of Lessee set forth in the Lease Documents are true and correct in all material respects (except to the extent qualified by materiality, material adverse effect, or words of similar effect, in which case such applicable representations and warranties are true and correct in all respects) on and as of the date hereof (except to the extent any such representations and warranties are expressly limited to an earlier date, in which case the specified earlier date shall apply);

(b) the execution, delivery, and performance by Lessee of this Amendment is within the powers and authority of Lessee and has been duly authorized by Lessee; (c) this Amendment constitutes the legal, valid, and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles; and (d) no Event of Default has occurred and is continuing, or will result immediately after giving effect to the transactions contemplated by this Amendment.

6.Release. To induce Lessor to enter into this Amendment, Lessee hereby absolutely and unconditionally releases and forever discharges Lessor, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations,

EXHIBIT 10.8

insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity, or upon contract or tort, or under any state or federal law, or otherwise, which Lessee have had, now have or have made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time, to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured, or known or unknown (but excluding arithmetic errors in the calculation of any rent or other amount due Lessor in the ordinary course of business).

7.	Reserved.
8.Effectiveness. This Amendment shall become effective only upon Lessor’s receipt of a fully executed copy of this Amendment.
9.	Miscellaneous.
(a).Entire Agreement. This Amendment and the other Lease Documents constitute the entire agreement and understanding between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior negotiations, understandings and agreements between such parties. There are no unwritten, oral agreements among the parties.
(b).Counterparts. This Amendment may be executed and delivered in one or more counterparts (including via .pdf or other means of electronic transmission), each of which is an original and all of which together constitute one and the same instrument.
(c).Severability; Headings. If any provision or provisions of this Amendment shall be held to be invalid, illegal, unenforceable or in conflict with the law of any relevant jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The headings herein are inserted only for convenience and shall not affect the interpretation of this Amendment.
(d).Further Assurances; Costs and Expenses. Notwithstanding any provision in any Lease Document to the contrary, Lessee shall execute and deliver such further documents, instruments, and agreements as Lessor may request, and shall take any other actions that are necessary or, in the opinion of Lessor, desirable to, establish, maintain, and protect the rights and remedies of Lessor under the Lease Documents and to carry out the intent and purpose thereof. Lessee shall pay on demand all of Lessor’s costs and expenses (including attorney’s fees and legal expenses) in connection with the preparation, execution and enforcement of this Amendment.
(e).Governing Law; Jury Waiver. This Amendment expressly incorporates the terms of Sections 28 and 29 of the MLA related to, inter alia, governing law, jurisdiction, forum selection, venue and jury waiver as if such terms were set out in full herein, mutatis mutandis.

[Signature Page Follows]

EXHIBIT 10.8

IN WITNESS WHEREOF, the parties hereto have caused this Lease Amendment to be duly executed as of the date first written above by their respective officers thereunto duly authorized.

LESSOR:

NEBRIAR COMME

STORCIAL FINANCE LLC

By: /s/ Harrison Smith
Name: Harrison Smith Title: Vice President

LESSEE:

NTANA RENEWA

MOBLES, LLC

By: /s/ David Lunin
Name: David Lunin Title: Executive Vice President and Chief Financial Officer